                                                                   Exhibit 99N.6


                   CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 22, 2001 in Pre-effective Amendment No. 1 to the Registration Statement (Form N-2 No. 333-63700) and related Prospectus of Gladstone Capital Corporation for the registration of 12,400,000 shares of common stock.

/s/ Ernst & Young LLP
McLean, Virginia
June 27, 2001